Exhibit 10.1

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the date of the grant (the “Grant Date”) between The Meet Group, Inc. (the “Company”) and the member of the Board of Directors of the Company accepting an award hereunder (the “Grantee”).

WHEREAS, the Company has adopted the 2018 Omnibus Incentive Plan (the “Plan”);

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Grantee shares of common stock of the Company, subject to certain restrictions set forth herein; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.    Grant of Restricted Shares. The Company irrevocably granted to the Grantee, as a matter of separate agreement and not in lieu of salary or other compensation for services, shares of authorized but unissued or treasury common stock of the Company on the terms and conditions herein set forth (the “Restricted Stock”). The Grantee acknowledges receipt of a copy of the Plan.

2.    Vesting.

(a)    The Restricted Stock shall vest in its entirety on the first anniversary of the Grant Date, subject to the Grantee’s continued status as a member of the Board of Directors (a “Director”) on the vesting date. The period during which the Restricted Stock has not yet vested hereunder shall be referred to as the “Vesting Period.”

(b)    Notwithstanding any other provision of this Agreement, during the Vesting Period, the Restricted Stock shall be immediately and unconditionally forfeited and revert to the Company, without any action required by the Grantee or the Company in the event any of the following events occur:

(1)    The Grantee is removed as a Director based upon fraud, theft, or dishonesty, which is reflected in a written or electronic notice given to the Grantee;

(2)    The Grantee purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect, if any; or

(3)    The Grantee breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect.

(c) Notwithstanding the foregoing provisions of this Section 2, upon cessation of the Grantee’s being a Director under any circumstances, including, without limitation, the Grantee’s resignation, death or disability, or removal by the Company, the Restricted Stock shall be immediately and unconditionally forfeited and revert to the Company, without any action required by the Grantee or the Company, to the extent that the Vesting Period has not ended in accordance with Section 2(a) as of the date of such cessation of status as a Director. Shares of Restricted Stock that do not become vested pursuant to Section 2(a) shall be forfeited and the Grantee shall cease to have any rights of a stockholder with respect to such forfeited shares as of the date of the Grantee’s termination of status as a Director.

3.    Voting and Dividends. The Grantee shall not have any voting rights of a stockholder with respect to the Restricted Stock for record dates occurring during the Vesting Period. The Grantee shall have all dividend rights, if applicable, of a stockholder with respect to the Restricted Stock for record dates occurring on or after the date of this Agreement and prior to the date any such shares of Restricted Stock are forfeited in accordance with this Agreement, except that (a) any dividends paid or made with respect to the Restricted Stock in the form of shares of common stock or other property shall, during the Vesting Period, be subject to the same restrictions (including, without limitation, the Vesting Period) as the Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder and (b) any cash dividends paid or made with respect to the Restricted Stock shall be accumulated and reflected in a book entry account and shall vest and be paid when the underlying share of Restricted Stock vest.

4.    Issuance of Certificates. Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, the Company may hold non-certificated shares until the Restricted Stock vests, or the Company may register the shares by book-entry. The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

5.    Value upon Disposition of Certain Shares; Forfeiture. Upon occurrence of any of the events specified in Section 2(b) of this Agreement (the “Event Date”) and during the one-year period following the Event Date, the Committee may in its discretion require the Grantee to return to the Company any common stock received pursuant to this award. If the common stock has been disposed of by Grantee during the one-year period following the Event Date, then the Company may require the Grantee to pay to the Company the economic value of the common stock as of the date of disposition. In addition, Section 13.5 of the Plan is hereby incorporated by reference into this Agreement and the provisions thereof shall apply to this grant of Restricted Stock. Grantee agrees that Grantee will be subject to any compensation, clawback and recoupment policies that may be applicable to Grantee as a Director, as in effect from time to time and as approved by the Board of Directors or a duly authorized committee thereof, whether or not approved before or after the Grant Date.

6.    Adjustment Provisions. The Restricted Stock granted hereunder may be adjusted in accordance with Section 12.2 of the Plan.

7.     Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Grantee at any time, with or without cause. The termination of the relationship of the Grantee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 2 and 5 of this Agreement.

8.     Transfer. During the Vesting Period, the Restricted Stock granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.
9.    Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Restricted Stock. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Grantee such withholding taxes as may be required by law. The Committee may permit or require the Grantee to satisfy any tax withholding obligation of the Company with respect to the Restricted Stock by having shares withheld, in accordance with the procedures established by the Committee. Unless the Committee determines otherwise, the share withholding amount shall not exceed the Grantee’s minimum applicable tax withholding amount.

10.    Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Stock, the Grantee may file an election with the Internal Revenue Service, within 30 days of the effective date of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Stock and the fair market value of the underlying Shares on the Grant Date. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Stock lapse. The Grantee is strongly encouraged to seek the advice of his own tax consultants in connection with the issuance of the Restricted Stock and the advisability of filing of the election under Section 83(b) of the Code. A form of Election under Section 83(b) may be obtained from the Company’s Director of Human Resources.

THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE GRANTEE’S, SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

11.     Parties Bound by Plan. This Restricted Stock award is subject to the terms of the Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Grantee and the Grantee’s respective successors in interest.

12.    Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

13.    Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

14.    Notices and Addresses. Unless the parties otherwise agree, all notices, offers, acceptances and any other acts under this Agreement (except payment) shall be done electronically through the E*TRADE management system.

15.    Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its effectiveness, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of Delaware without regard to choice of law considerations.

16.    Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

17.    Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

18.    Stop-Transfer Orders.

(a)    The Grantee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)    The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

19.    Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by or arising under this Agreement shall be brought only in the state or federal courts of Pennsylvania and venue shall be in Bucks County or appropriate federal district and division. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

[End of Agreement]